UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 7.01 Regulation FD Disclosure

Southern Union Company (the “Company”) today issued a press release, reporting its results for the quarter ending March 31, 2011 and confirming an investor call scheduled for 9 a.m. (ET) to discuss those results.  The Company is furnishing the press release attached as Exhibit 99.1 pursuant to Item 2.02 and Item 7.01. The Company is also furnishing pursuant to Item 7.01 earnings guidance regarding expected financial performance for the year ending December 31, 2011. The information presented herein under Item 7.01 regarding 2011 guidance shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

In the press release, the Company uses adjusted net earnings (per share), earnings before interest and taxes (EBIT) and adjusted EBIT, all are non-GAAP financial measures, as performance measures to evaluate Company and segment performance. As defined in Regulation G, "Conditions for Use of Non-GAAP Financial Measures," a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position or cash flow that excludes (includes) amounts, or is subject to adjustments that have the effect of excluding (including) amounts, that are included (excluded) in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).  The Company provides a full Regulation G reconciliation of the non-GAAP financial measures used to evaluate Company and segment performance in the earning release.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.                             Exhibit

99.1	Press Release issued by Southern Union Company dated May 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: May 9, 2011	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.                      Description

99.1	Press Release issued by Southern Union Company dated May 9, 2011.